EXHIBIT 23.3



              CONSENT OF INDUSTRY ANALYST AND MARKET RESEARCH FIRM


As an industry analyst and market research firm, we hereby consent to the use of any data contained in the prospectus of Chiles Offshore LLC. filed with the Securities and Exchange Commission pursuant to Rule 424(b), dated September 18, 2000, which references our firm as the source of such data and to all references to our Firm included in this Registration Statement of Chiles Offshore Inc. on Form S-8.


/s/  BASSOE OFFSHORE CONSULTANTS LTD.

November 9, 2000
Edinburg, Scotland